EX-FILING FEES
Calculation of Filing Fee Table
424(b)(5)
Apollo Global Management, Inc.
Apollo Asset Management, Inc.
Apollo Principal Holdings A, L.P.
Apollo Principal Holdings B, L.P.
Apollo Principal Holdings C, L.P.
AMH Holdings (Delaware), L.P.
Apollo Management Holdings, L.P.
Table 1: Newly Registered and Carry Forward Securities

		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to be Paid	1	Debt	6.000% Fixed-Rate Resettable Junior Subordinated Notes due 2054	457(r)	500,000,000		$500,000,000.00	0.0001531	$76,550.00

Fees to be Paid	2	Debt	Guarantees of 6.000% Fixed-Rate Resettable Junior Subordinated Notes due 2054	Other				0.0001531	$ 0.00

Fees Previously Paid

Carry Forward Securities

Carry Forward Securities

		Total Offering Amounts:					$500,000,000.00		$76,550.00

		Total Fees Previously Paid:							$ 0.00

		Total Fee Offsets:							$ 0.00

		Net Fee Due:							$76,550.00

Offering Note

1
Note 1(a) In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, as amended (the “Securities Act”), Apollo Global Management, Inc. (the “Company”) initially deferred payment of all of the registration fees for the Registration Statement on Form
S-3
(Registration
No. 333-271275),
filed with the Securities and Exchange Commission (the “SEC”) on April 14, 2023. This filing fee exhibit is in connection with a final prospectus supplement (the “prospectus supplement”) dated October 3, 2024, filed by the Company and Additional Registrants with the SEC pursuant to Rule 424(b) of the Securities Act.

Note 1(b) The notes issued by the Company are fully and unconditionally guaranteed by the Additional Registrants. Pursuant to Rule 457(n) under the Securities Act, no separate fee is payable with respect to the guarantees.

2	See Notes 1(a) and 1(b).